Exhibit 4.4

SECOND AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT is entered into as of the 29th day of March 2001 by and among Responsys, Inc., a California corporation (the “Company”), Anand Jagannathan and Raghunath Raghavan (collectively, the “Founders” and individually each a “Founder”) and the undersigned holders (collectively, the “Investors” and individually each an “Investor”) of Preferred Stock of the Company.

WHEREAS, the Founders and certain of the Investors (the “Preferred Investors”) are parties to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated January 13, 2000, by and among the Company, the Investors and the Founders named therein (the “Prior Agreement”);

WHEREAS, the Company and certain of the Investors (the “Series C Investors”) are parties to that certain Series C Preferred Stock Purchase Agreement of even date herewith (the “Series C Agreement”), pursuant to which the Series C Investors are purchasing shares of the Company’s Series C Preferred Stock;

WHEREAS, the Founders are the beneficial owners of the number of shares of Common Stock of the Company set forth opposite their names on Schedule A hereto (the “Stock”); and

WHEREAS, the parties to the Prior Agreement wish to provide a further inducement to the Series C Investors to purchase shares of the Company’s Series C Preferred Stock pursuant to the terms of the Series C Agreement and desire to waive, amend and restate all rights granted to them under the Prior Agreement and replace the Prior Agreement in its entirety as set forth herein.

THE PARTIES AGREE AS FOLLOWS:

1. Definitions.

(a) “Founder’s Shares” or “Shares” shall mean shares of the Company’s capital stock now owned or subsequently acquired by the Founders.

(b) “Preferred Stock” shall mean the Company’s outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

(c) The words “sale,” “sell,” “transfer” and the like shall include any disposition by way of transfer with or without consideration, to any persons for any purpose and include without limitation, public or private offerings, exchanges, mergers, consolidations, reorganizations, redemptions or any other transaction affecting the Shares or capital stock of the Company.

2. Sales by a Founder; Notice; Right of First Refusal; and Right of Co-Sale.

(a) General Restriction on Shares. With respect to each Founder, unless such Founder has first complied with the terms and conditions of this Agreement, such Founder will not sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way, all or any part of or any interest in the Equity Securities (as defined below) now or hereafter owned or held by such Founder. Any such sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Equity Securities not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

(b) Notice Provisions; Contents Thereof. If any Founder proposes to sell or transfer to any person (a “Proposed Transferee”) any Shares in one or more related transactions, then such Founder shall promptly give written notice (the “Notice”) to the Investors and the Company at least 30 calendar days prior to the proposed closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid (the “Offered Price”), and the name and address of each prospective purchaser or transferee, along with copies of all material, proposed agreements relating to such sale, including but not limited to, purchase agreements, voting or proxy agreements, or other agreements or documents requested by the Company or an Investor.

(c) Right of First Refusal. Before any Shares held by a Founder or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 2(c) (the “Right of First Refusal”).

(i) Exercise of Right of First Refusal. At any time within 15 days after receipt of the Notice set forth in Section 2(b) above, the Company may, by giving written notice to the Holder, elect to purchase all or any portion of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (ii) below.

(ii) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(iii) Payment. Payment of the Purchase Price shall be made, at the option of the Company, in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(d) Right of Co-Sale.

(i) Co-Sale Obligations. If any Founder proposes to sell or transfer to any person any Shares in one or more related transactions, and the right of first refusal as to any Shares set forth in Section 2(c) above shall be declined by the Company, then the Founders will, via written notice, inform all Investors of such fact and permit the Investors to participate in the sale of such Shares at the same price, and upon the same terms upon which the Founder is proposing or is to dispose of such Shares in accordance with the provisions of Section 2(d)(ii) herein. Such written notice is hereinafter referred to as the “Co-Sale Notice.”

The Co-Sale Notice shall specify the number of Shares to be sold by the Founder, the sales price, the purchasers and all other terms of sale, shall be titled “Co-Sale Notice” and shall be delivered to each Investor within seven calendar days after the Company declines to exercise its right of first refusal, as set forth in Section 2 above.

(ii) Right of Co-Sale. Within 15 calendar days of its receipt of the Co-Sale Notice, each Investor shall notify the Founder of such Investor’s intent to sell to the prospective purchaser of the Founder’s Shares (or at the Investor’s option and demand, to the Founder, who hereby agrees to purchase in the event that a direct sale from the Founder to the prospective purchaser is consummated) all or any part of the Investor’s “Co-Sale Allocation” pursuant to the terms the Founder proposes to sell its Shares. For purposes of this Section 2(d)(ii), an Investor’s “Co-Sale Allocation” with respect to any single sale of Shares by a Founder shall be equal to the product obtained by multiplying (X) the total number of Shares being sold by the Founder by (Y) a fraction, the numerator of which shall be the total number of shares of Common Stock of the Company (including the number of shares of Common Stock into which the shares of Preferred Stock are then convertible) held by such Investor, and the denominator of which shall be the total number of shares of Common Stock of the Company (including the number of shares of Common Stock into which the shares of Preferred Stock are then convertible) held by the Investors electing to exercise their right of co-sale and such Founder. If the Investor elects to sell to the prospective purchaser, then the Founder shall assign to the Investor as much of the Founder’s interest in the agreement for the sale of the Shares as the Investor shall be entitled to pursuant to the terms hereof. Each Investor shall have a right of reallotment such that, if any other Investor fails to exercise the right to sell its full pro rata share of the Shares, then the other participating Investors may exercise an additional right to sell, on a pro rata basis, the Shares not previously sold. Each Investor shall be entitled to apportion Shares to be sold among its partners and affiliates, provided that such Investor notifies the Founder of such allocation. If an Investor gives the Founder notice that it desires to purchase any or all of its pro rata share, then payment for the Shares shall be by check or wire transfer.

(e) Investor’s Failure to Notify. If, within 15 calendar days after receipt by an Investor of the Co-Sale Notice, the Investor does not send notice to the Founder of such Investor’s intent to exercise its right of co-sale pursuant to Section 2(d), then the Founder shall be free to sell the Shares to the Proposed Transferee, but only on the same terms and conditions as provided for in the Notice; provided, however, that in the event such Shares are not sold within

90 days of the date of the Notice, such Shares shall once again be subject to the right of first refusal and right of co-sale as provided for herein.

(f) Delivery Requirements. Each Investor shall effect its participation in any Founder’s sale of Shares by promptly delivering to the Founder for transfer to the prospective purchaser:

(i) one or more certificates, properly endorsed for transfer, which represent that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Investor elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, such Investor shall convert such Preferred Stock into Common Stock and deliver such Common Stock in lieu thereof. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; and, if necessary,

(ii) an Assignment Separate from Certificate, via facsimile or otherwise with respect to the subject shares (the “Assignment Separate from Certificate”). The Company agrees to effect any such assignment concurrent with the actual transfer of such shares to the purchaser.

(g) Transfer of Shares; Remittance of Sale Proceeds. The stock certificate or certificates that the Investor delivers to the Founder pursuant to Section 2(f)(i) shall be transferred to the prospective purchaser in consummation of the sale of the Shares pursuant to the terms and conditions specified in the Notice, and the Founder shall concurrently therewith remit to such Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from an Investor exercising its rights of co-sale hereunder, the Founder shall not sell to such Proposed Transferee any Shares unless and until, simultaneously with such sale, the Founder shall purchase such shares or other securities from such Investor.

(h) Subsequent Sales. The exercise or non-exercise of the rights of the Company or the Investors hereunder to participate in one or more sales of a Founder’s Shares made by the Founder shall not adversely affect the Company’s or such Investors’ rights to participate in subsequent sales of a Founder’s Shares subject to Section 2(a) hereof.

3. Exempt Transfers of Founder’s Stock. Notwithstanding the foregoing, the right of first refusal of the Company and the right of co-sale of the Investors under Section 2 above shall not apply to (a) any transfer, in a single transaction or series of transactions, by the Founder of up to a total of 5% of the Shares owned by the Founder as of the date of this Agreement; provided, however, that this Agreement shall be binding upon any such transferee and such transferee shall so acknowledge in writing prior to any such transfer; or (b) any transfer by the Founder to the Founder’s ancestors, descendants or spouse or to trusts for the benefit of such persons or a Founder; provided, however, that this Agreement shall be binding upon any such transferee and such transferee shall so acknowledge in writing prior to any such transfer. Notwithstanding the preceding sentence, the transferring Founder shall inform the Company of such transfer or gift prior to effecting it. Such transferred Founder’s Shares shall remain “Shares” hereunder, and such transferee or donee shall be treated as a “Founder” for purposes of this Agreement.

4. Prohibited Transfers of Founder’s Shares.

(a) In the event a Founder should sell any Shares in contravention of the rights of the Investors under this Agreement (a “Prohibited Transfer”), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided for in paragraph 4(b) below, and the Founder shall be bound by the applicable provisions of such option.

(b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Founder the type and number of shares of Preferred Stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms of this Agreement. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the shares are to be sold by the Investor to the Founder shall be equal to the price per share paid by the purchaser to such Founder in the Prohibited Transfer.

(ii) Within 90 calendar days after the later of the dates on which the Investor (x) received notice of the Prohibited Transfer or (y) otherwise became aware of the Prohibited Transfer, each Investor shall, if exercising the option created hereby, deliver to the Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer, and, if necessary, an Assignment Separate From Certificate.

(iii) The Founder shall, within twenty-four hours of receipt of the certificate or certificates for the shares to be sold by a Investor, pursuant to this subparagraph 4(b), pay the aggregate purchase price therefor, in cash or by other means acceptable to the Investor.

(iv) Notwithstanding the foregoing, any attempt by a Founder to transfer Shares in violation of Section 2 or 3 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such Shares without the written consent of at least a majority of the shares of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting as a single class.

5. Legend.

(a) Each certificate representing Founder’s Shares now or hereafter owned by the Founders or issued to any person in connection with a transfer pursuant to Section 2 hereof shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO

THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT AMONG THE INITIAL HOLDER OF THE SECURITIES, THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(b) Each Founder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

6. Right of First Refusal on Certain Shares Held by Optionees.

(a) RSPAs. The Company may from time to time grant options to purchase Common Stock of the Company pursuant to the Company’s 1998 Stock Option Plan (such plan or any replacement or successor plan, the “Plan”). In the event that any options granted pursuant to such Plan provide that the optionee may exercise any such option or portion thereof and purchase from the Company the applicable shares of Common Stock prior to the vesting of such options, then the Company shall require that the optionee enter into a restricted stock purchase agreement (each, an “RSPA”) with the Company pursuant to which (i) the shares purchased upon exercise of unvested options (subject to further vesting of such shares, the “Unreleased Shares”) may be repurchased by the Company at its option upon the termination of the optionee’s employment or consulting relationship with the Company (the “Repurchase Option”) which Repurchase Option may be exercised by the Company at any time during the period defined in the RSPA for such exercise by the Company (the “Company’s Exercise Period”) and which Repurchase Option shall be exercised except as may otherwise be determined by the Board of Directors, and (ii) such Unreleased Shares shall continue to be released from the Repurchase Option on the same schedule as the original option vesting schedule so long as such optionee’s employment or consulting relationship with the Company continues. Any RSPA entered into by the Company after the date hereof shall contain adequate provisions pursuant to which the Company and Investors may exercise and enforce their rights against such optionee as set forth in this Section 6.

(b) Repurchase Options. In the event that (i) the Company has the right to exercise any Repurchase Option pursuant to the terms of the applicable RSPA, and (ii) the Company fails to exercise such Repurchase Option within the Company’s Exercise Period, then the Company shall promptly give notice to the Investors and at any time within 15 days after such notice, each Investor may, by giving written notice to the Company, elect to purchase all or any portion of such Investor’s pro rata share of such Unreleased Shares.

(c) Pro Rata. For purposes of this Section 6, an Investor’s pro rata share of any Unreleased Shares shall be equal to the product obtained by multiplying (X) the total number of Unreleased Shares by (Y) a fraction, the numerator of which shall be the total number of shares of Common Stock of the Company (including the number of shares of Common Stock into which the shares of Preferred Stock are then convertible) held by such Investor, and the denominator of which shall be the total number of shares of Common Stock of the Company (including the number of shares of Common Stock into which the shares of Preferred Stock are then convertible) then held by all Investors holding an Investor’s Repurchase Option pursuant to this Section 6.

(d) Payment. Payment of the purchase price for the exercise of any Investor’s Repurchase Option shall be made, at the option of the Investor, in cash (by check), by cancellation of indebtedness, or by any combination thereof within 15 days after receipt of the Investor’s written notice exercising the applicable Investor’s Repurchase Option. Upon any such purchase by an Investor, such shares shall (i) not be returned to the pool of shares of Common Stock available to be optioned or granted pursuant to the Plan, (ii) shall be held by such Investor subject only to that certain Investor Rights Agreement dated as of the date hereof (as it may be amended or restated) by and between the Company and the Investors named therein and shall otherwise be free of any vesting schedule or repurchase rights.

7. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

(b) Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to the Investors, by Investors holding no less than 75% of the Common Stock issued or issuable upon conversion of the Preferred Stock held by the Investors, and (iii) as to each Founder, such Founder; provided that any Investor may waive any of his rights hereunder without obtaining the consent of any other Investor. Any amendment or waiver effected in accordance with clauses (i), (ii) or (iii) of this paragraph shall be binding upon such Investor, its successors and assigns, the Company and such Founder in question.

(c) Assignment. Except as otherwise provided herein, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

(d) Term. The term of this Agreement shall begin on the date hereof. This Agreement shall terminate upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, in which the Preferred Stock automatically converts into Common Stock pursuant to the terms of the Company’s Articles of Incorporation, or (ii) the merger, consolidation or reorganization of the Company or the closing of the sale of all or substantially all of the Company’s assets or outstanding capital stock to another entity, provided that in any such transaction (or series of transactions) the Company’s stockholders immediately prior to such transaction (or series of transactions) own immediately thereafter less than 50% of the surviving entity or its parent.

(e) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be (A) mailed by registered or certified mail, postage prepaid, return receipt requested, (B) delivered by a nationally recognized overnight courier, (C) sent by confirmed telecopy or (D) otherwise delivered by hand or by messenger, addressed (i) if to an Investor, at such Investor’s address set forth on Schedule I, or at such other address as such Investor shall have furnished to the Company in writing, (ii) if to any holder of Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (iii) if to the Company or any Founder, at its respective address set forth on the signature pages of this Agreement addressed in the case of the Company to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors. If notice is provided by mail, notice shall be deemed to be given 48 hours after proper deposit in a mailbox; if by overnight courier, notice shall be deemed to be given 24 hours after deposit; if by facsimile, upon completion of such facsimile transmission as conclusively evidenced by the transmission receipt; and if by hand or messenger, upon receipt by the addressee.

(f) Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(g) Attorney Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(h) Counterparts. This Agreement may be executed in two or more counterparts and signature pages may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other party’s failure to perform its obligations under this Agreement, each such party acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and all such parties shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

(j) Ownership. Each Founder represents and warrants that he is the sole legal and beneficial owner of the shares subject to this Agreement and that no other person has any interest (other than a community property interest or as provided in this Agreement and in the Restricted Stock Purchase Agreement executed by the Founder and the Company in connection with such Founder’s purchase of Shares) in such shares.

(k) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(l) Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

(m) Subsequent Closing. In the event that the Company shall conduct subsequent sales of Series C Preferred Stock pursuant to and in accordance with the terms of Section 1.2 of the Series C Agreement, any holder of such shares of Preferred Stock shall be deemed a Holder with all the rights of a Holder under this Agreement; provided that as a condition thereto such Holder and the Company shall sign a counterpart signature page to this Agreement.

(n) Prior Agreement. The Prior Agreement is hereby superseded in its entirety and shall be of no further force and effect.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

RESPONSYS, INC.

By:	/s/ George Wiedemann
George Wiedemann, President and
Chief Executive Officer

Address:	2225 E. Bayshore Road, Suite 100
Palo Alto, CA 94303

SIGNATURE PAGE TO THE RESPONSYS, INC.

SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

“FOUNDERS”

/s/ Anand Jagannathan
Anand Jagannathan

/s/ Raghunath Raghavan
Raghunath Raghavan

SIGNATURE PAGE TO THE RESPONSYS, INC.

SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

“INVESTORS”

REDPOINT VENTURES I, L.P., by its General Partner

Redpoint Ventures I, LLC

/s/ Tim Haley
Tim Haley, Managing Director

REDPOINT TECHNOLOGY PARTNERS Q-I, L.P., by its General Partner

Redpoint Ventures I, LLC

/s/ Tim Haley
Tim Haley, Managing Director

REDPOINT TECHNOLOGY PARTNERS A-I, L.P., by its General Partner

Redpoint Ventures I, LLC

/s/ Tim Haley
Tim Haley, Managing Director

REDPOINT ASSOCIATES I, LLC, by its Manager

Redpoint Ventures I, LLC

/s/ Tim Haley
Tim Haley, Managing Director

SIGNATURE PAGE TO THE RESPONSYS, INC.

SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

FOUNDATION CAPITAL II, L.P.
By:	Foundation Capital Management II, LLC

By:	/s/ illegible
Manager

FOUNDATION CAPITAL II ENTREPRENEURS FUND, LLC
By:	Foundation Capital Management II, LLC

By:	/s/ illegible
Manager

FOUNDATION CAPITAL II PRINCIPALS FUND, LLC
By:	Foundation Capital Management II, LLC

By:	/s/ illegible
Manager

SIGNATURE PAGE TO THE RESPONSYS, INC.

SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Foundation Capital Leadership Fund, L.P.
By: FC Leadership Management Co., LLC, its General Partner

By:	/s/ illegible
Manager

Foundation Capital Leadership Principals, LLC

By:	/s/ illegible
Manager

SIGNATURE PAGE TO THE RESPONSYS, INC.

SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

ACCEL VI L.P.
BY: ACCEL VI ASSOCIATES L.L.C.
ITS GENERAL PARTNER

BY:	/s/ illegible
Managing Member

ACCEL INTERNET FUND II L.P.
BY: ACCEL INTERNET FUND ASSOCIATES L.L.C.
ITS GENERAL PARTNER

BY:	/s/ illegible
Managing Member

Accel Keiretsu VI L.P.
By: Accel Keiretsu VI Associates L.L.C.
Its General Partner

By:	/s/ illegible
Managing Member

ACCEL INVESTORS ‘98 L.P.

BY:	/s/ illegible
GENERAL PARTNER

SIGNATURE PAGE TO THE RESPONSYS, INC.

SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

G & H PARTNERS

By:	/s/ illegible
Its:	CFO

SIGNATURE PAGE TO THE RESPONSYS, INC.

SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

NETANGELS FUND I, LLC

By:	/s/ illegible

Title:	Managing Member

FAROUK ARJANI, AS TRUSTEE OF THE FAROUK
ARJANI TRUST UNDER AGREEMENT DATED
DECEMBER 2, 1998

By:	/s/ Farouk Arjani
Farouk Arjani, Trustee

/s/ Sabeer Bhatia
Sabeer Bhatia

Michael James Homer Trust DTD June 3, 1998

By:
Michael James Homer, Trustee

SIGNATURE PAGE TO THE RESPONSYS, INC.

SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

/s/ John E. Bosch
John E. Bosch

/s/ Christopher W. Lochhead
Christopher W. Lochhead

Alexander Glass and Brenda Van Fleet

The Jagadeesh Family Trust created
August 9, 1998

By:	/s/ B.V. Jagadeesh
B.V. Jagadeesh, Trustee

SIGNATURE PAGE TO THE RESPONSYS, INC.

SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

BALOUSEK FAMILY LIMITED PARTNERSHIP

By:	/s/ illegible
Its:	General Partner

SIGNATURE PAGE TO THE RESPONSYS, INC.

SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SIGMA PARTNERS 6, L.P.

By:	Sigma Management 6, L.L.C.
Its: General Partner

By:	/s/ Wade Woodson
Its: Managing Director

Wade Woodson
Managing Director

SIGMA ASSOCIATES 6, L.P.

By:	Sigma Management 6, L.L.C.
Its: General Partner

By:	/s/ Wade Woodson
Its: Managing Director

Wade Woodson
Managing Director

SIGNATURE PAGE TO THE RESPONSYS, INC.

SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

RSA Ventures I, L.P.

By:	RSA Partners I, L.P.
By:	RSA Ventures, Inc.

By:	/s/ Barry Rosenbaum
Managing Director

SIGNATURE PAGE TO THE RESPONSYS, INC.

SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SCHEDULE OF INVESTORS

Name	No. of Shares of Series A Preferred	No. of Shares of Series B Preferred	No. of Shares of Series C Preferred
Sigma Partners 6, L.P. Sigma Partners 1600 El Camino Real, Suite 280 Menlo Park, CA 94025 Attn: Greg Gretsch Attn: Marilyn Stallings			6,676,356
Sigma Associates 6, L.P. Sigma Partners 1600 El Camino Real, Suite 280 Menlo Park, CA 94025 Attn: Greg Gretsch Attn: Marilyn Stallings			870,814
Redpoint Ventures I, L.P. Attn. Tim Haley 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025		1,711,770	984,939
Redpoint Technology Partners Q-1, L.P. Attn. Tim Haley 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025		236,829	139,526
Redpoint Technology Partners A-1, L.P. Attn. Tim Haley 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025		4,833	22,292
Redpoint Associates I, LLC Attn. Tim Haley 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025		60,415	32,670
Foundation Capital II, L.P. Attn: Ted Meyer 70 Willow Road, Suite 200 Menlo Park, CA 94025	2,291,489	520,851

Name	No. of Shares of Series A Preferred	No. of Shares of Series B Preferred	No. of Shares of Series C Preferred
Foundation Capital II Entrepreneurs Fund, LLC Attn: Ted Meyer 70 Willow Road. Suite 200 Menlo Park, CA 94025	269,587	61,276
Foundation Capital II Principals Fund, LLC Attn: Ted Meyer 70 Willow Road, Suite 200 Menlo Park, CA 94025	134,794	30,638
Foundation Capital Leadership Fund, L.P. Attn: Ted Meyer 70 Willow Road, Suite 200 Menlo Park, CA 94025			3,062,975
Foundation Capital Leadership Principals Fund, LLC Attn: Ted Meyer 70 Willow Road, Suite 200 Menlo Park, CA 94025			81,678
Accel VI L.P. Attn: Bruce Golden 428 University Avenue Palo Alto, CA 94301 With a copy for notice purposes to: G. Carter Sednaoui c/o Accel Partners One Palmer Square Princeton, NJ 08542	2,194,437	498,792	1,567,772
Accel Internet Fund II L.P. Attn: Bruce Golden • 428 University Avenue Palo Alto, CA 94301 With a copy for notice purposes to: G. Carter Sednaoui c/o Accel Partners One Palmer Square Princeton, NJ 08542	280,370	63,728	200,305

Name	No. of Shares of Series A Preferred	No. of Shares of Series B Preferred	No. of Shares of Series C Preferred
Accel Keiretsu VI L.P. Attn: Bruce Golden 428 University Avenue Palo Alto, CA 94301 With a copy for notice purposes to: G. Carter Sednaoui c/o Accel Partners One Palmer Square Princeton, NJ 08542	35,046	7,966	25,038
Accel Investors ‘98 L.P. Attn: Bruce Golden 428 University Avenue Palo Alto, CA 94301 With a copy for notice purposes to: G. Carter Sednaoui c/o Accel Partners One Palmer Square Princeton, NJ 08542	186,015	42,281	132,895
Comdisco, Inc. 6111 North River Road Rosemont, IL 60018 ATTN: Venture Group with a copy for notice purposes to: Christine Fera Comdisco, Inc. 100 Hamilton Avenue, Suite 104A Palo Alto, CA 94301		16,340
G & H Partners 155 Constitution Drive Menlo Park, CA 94025		16,340
GC&H Investments Attn: Eric Jensen Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155		12,255
Sabeer Bhatia [omitted]	86,956

Name	No. of Shares of Series A Preferred	No. of Shares of Series B Preferred	No. of Shares of Series C Preferred
NetAngels Fund I, LLC c/o Asheem Chanda [omitted]	43,478
Farouk Arjani, as Trustee of The Farouk Arjani Trust under Agreement Dated December 2, 1998 [omitted]	43,478
Michael James Homer Trust DTD June 3, 1998 Michael James Homer TTEE [omitted]	17,392
John E. Bosch [omitted]	17,392
B.V. Jagadeesh – Trustee The Jagadeesh Family Trust created August 9, 1998 [omitted]	17,391
Christopher W. Lochhead [omitted]	17,391
Alexander Glass and Brenda Van Fleet [omitted]	17,391
Balousek Family Limited Partnership [omitted]		10,000
Grey Ventures, Inc.		6,128
RSA Ventures I, L.P. Attn: LeAnn Silberman RSA Ventures 12626 High Bluff Dr. Suite 440 San Diego, CA 92130			1,886,792

SCHEDULE A

Anand Jagannathan	3,150,000
Raghunath Raghavan	3,150,000